Sub-Item 77D: Policies with respect to security investments

The response to sub-item 77D(g), with respect to certain changes to the Transamerica Funds non-fundamental investment polices is incorporated by reference herein to Registrant's Post-Effective
Amendment No. 222 filed with the Securities and Exchange Commission on July 22, 2016 and also
Registrant's filing pursuant to paragraph (e) of Rule 497 under the Securities Act of 1933 on July 29, 2016.

Sub-Item 77I: Terms of new or amended securities.

The response to sub-item 77I(b) with respect to registering Class R6 shares for Transamerica Inflation
Opportunities, Transamerica Mid Cap Value
Opportunities, Transamerica Small Cap Growth and
Transamerica Small Cap Value is incorporated by reference herein to Registrant's Post-Effective
Amendment No.222 filed with the Securities and Exchange Commission on July 22, 2016.

The response to sub-item 77I(b) with respect to registering Class I2 shares for the Transamerica High
Yield Muni and Transamerica Intermediate Muni is incorporated by reference herein to Registrant's Post-
Effective Amendment No. 230 filed with the Securities and Exchange Commission on September 29, 2016.